AMENDED AND RESTATED

SCHEDULE A

EFFECTIVE JUNE 29, 2018

TO THE

INVESTMENT ADVISORY AGREEMENT DATED FEBRUARY 27, 2015

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

Series of Equinox Funds Trust

Equinox Ampersand Strategy Fund*

*Prior to June 29, 2018, the Equinox Ampersand Strategy Fund was the “Equinox EquityHedge U.S. Strategy Fund.”

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President

EQUINOX FUNDS TRUST, on behalf of the Fund

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President

SCHEDULE B

DATED FEBRUARY 27, 2015

EFFECTIVE JUNE 29, 2018

TO THE

INVESTMENT ADVISORY AGREEMENT DATED FEBRUARY 27, 2015

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets
Equinox Ampersand Strategy Fund*	0.75% (75 basis points)

*Prior to June 29, 2018, the Equinox Ampersand Strategy Fund was the “Equinox EquityHedge U.S. Strategy Fund.”

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President

EQUINOX FUNDS TRUST, on behalf of the Fund

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President